Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ELECTRONIC ARTS INC.

(a Delaware Corporation)

As Amended through May 7, 2009

i

ii

iii

AMENDED AND RESTATED BYLAWS

OF

ELECTRONIC ARTS INC.

(a Delaware Corporation)

As Amended through May 7, 2009

ARTICLE I

STOCKHOLDERS

Section 1.1: Location of Stockholder Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the Delaware General Corporation Law (the “DGCL”).

Section 1.2: Annual Meetings. The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may properly be brought before the meeting, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 1.3: Special Meetings. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chairman of the Board of Directors. Special meetings may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Section 1.4: Notice of Meetings. Except as otherwise required herein or provided by law, notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to, in a manner consistent with Delaware law, by the stockholder to whom the notice is given. Notices of all meetings of stockholders shall state the place, if any, date and time of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting of stockholders shall state, in addition, the purpose or purposes for which the meeting is called.

Section 1.5: Nominations and Stockholder Business.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 1.5(b) and (c) below, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.5. Except for nominations or proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination or to propose business to be brought before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such nominations will be considered and such other business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and (ii) such other business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the Anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth the information required in paragraph (c) of this Section 1.5.

(c) Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected and information necessary for the Board of Directors to determine whether such proposed nominee is eligible to serve as a director of the Corporation, and whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation, and (B) a statement as to whether such person, if elected and in accordance with the Corporation’s Corporate Governance Guidelines, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) the reasons for conducting such business at the meeting, and (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and by each associate (as defined in paragraph (g) of this Section 1.5) of the stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder or beneficial owner and by each associate as of the record date for the meeting, (C) a representation as to whether either such stockholder or beneficial owner will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees, (D) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting or any such agreement, arrangement or understanding in effect as of the record date for the meeting, (E) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (F) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 1.5(c).

(d) Notwithstanding anything in Section 1.5 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least sixty (60) days prior to the Anniversary, a stockholder’s notice required by this Section 1.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.5. For nominations by stockholders of persons for election to such position(s) as specified in the Corporation’s notice of meeting to be eligible for consideration at the meeting, the stockholder’s notice required by this Section 1.5 must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(f) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.5, respectively. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(g) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For the purposes of Section 1.5(c), the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if a person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(h) The requirements of this Section 1.5 shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a non-binding (precatory) stockholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act. With respect to any other matter proposed to be presented pursuant to and in compliance with Rule 14a-8, (i) the notice required by this Section 1.5 shall be considered timely if delivered within the time period specified in Rule 14a-8(e) and (ii) the person proposing to have such matter presented at the meeting shall provide the information required by paragraph (c) of this Section 1.5, provided that the information required by paragraph (c) of this Section 1.15 may be satisfied by providing the information required pursuant to Rule 14a-8(b).

(i) Notwithstanding the foregoing provisions of this Section 1.5, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.5. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act.

Section 1.6: Quorum and Required Vote.

(a) At all meetings of stockholders, except where otherwise provided by statute, the Corporation’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, the chairman of the meeting may adjourn the meeting to another place, if any, date or time. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Except as otherwise provided by statute or by applicable stock exchange or Nasdaq rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares entitled to be cast on the matter, present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting for or against the matter shall be the act of the stockholders.

(c) Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a nominee for director shall be elected by the majority of the votes cast of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting at any meeting for the election of directors at which a quorum is present; provided, however, that, a nominee for director shall be elected by a plurality of the votes cast of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors if (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in Sections 1.5 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date on which the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (a “Majority Vote”). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Except as described above with respect to the election of directors, or where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares of such class or classes or series entitled to be cast on the matter, present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting for or against the matter shall be the act of such class or classes or series.

(d) If a director fails to receive a Majority Vote in an election in which directors are required to be elected by the majority of the votes cast, the Nominating and Governance Committee of the Board of Directors will consider whether the director has, in accordance with the Corporation’s Corporate Governance Guidelines, previously submitted an irrevocable resignation contingent upon (i) his or her failure to receive a Majority Vote and (ii) acceptance by the Board of Directors of such resignation and, if so, will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation within 90 days from the date of the certification of the election results and will publicly disclose its decision promptly thereafter.

Section 1.7: Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the chairman of the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the place, if any, date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.8: Organization.

(a) Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such person, the Chairman of the Board, or in his or her absence, the President of the Corporation, or in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairman of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

Section 1.9: Voting; Proxies. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 1.11 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Unless otherwise provided by law or the Certificate of Incorporation, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may do so in person or by remote communication if applicable, or may authorize another person or persons to act for such stockholder by proxy. Such proxy may be prepared, transmitted and delivered in any manner permitted by applicable law, including electronic transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Voting at any meeting of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by any stockholder or by such stockholder’s proxy. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate, and the ballots shall be counted by one or more inspectors appointed pursuant to Section  1.12 of these Bylaws.

Section 1.10: Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11: List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that information to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.12: Inspector(s) of Elections. In advance of any meeting of stockholders, the Board of Directors may, and to the extent required by law, shall, appoint one or more Inspector(s) to act at such meeting or any adjournment thereof and make a written report thereof. If Inspector(s) are not so appointed or if the person(s) so appointed fail to appear or act, the person presiding at such meeting may, and to the extent required by law, shall, appoint one or more Inspector(s). Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such duties may include, but need not be limited to (i) determining the number of shares outstanding and the voting power of each, (ii) determining the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, (iii) receiving votes, ballots and consents, (iv) hearing and determining all challenges and questions arising in connection with the right to vote, (v) counting and tabulating all votes, ballots or consents, (vi) determining the results of elections and votes, (vii) retaining for a reasonable period a record of the disposition of any challenges made to any determination by the Inspector(s), and (viii) doing such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereon, the Inspector(s) shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the votes as certified by them.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1: Number; Qualifications. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors. Directors need not be stockholders of the Corporation.

Section 2.2: Election; Resignation; Removal; Vacancies. Each Director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of preferred stock then outstanding: (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors and (ii) any vacancy occurring in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the authorized number of directors shall, unless required by law or by resolution of the Board of Directors, be filled only by a majority of the directors then in office, although less than a quorum (and not by stockholders), and, notwithstanding Section 1.5(f) of these Bylaws, directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.3: Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine and publicize among all directors, either orally or in writing, by telephone (including a voice messaging system or other system designed to record and communicate messages), facsimile, telegraph, telex or electronic mail or other electronic means. No further notice of regular meetings shall be required.

Section 2.4: Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the director selected by the independent directors to serve as the Lead Director (if a director has been so selected and is serving in such capacity prior to the meeting), or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person(s) calling the meeting shall fix.

Notice of the time, date and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), facsimile, telegraph, telex, or electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5: Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as if such business had been transacted at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.6: Electronic Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 2.7: Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or as required by law, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8: Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board; or in his or her absence, by the director selected by the independent directors to serve as the Lead Director (if a director has been so selected and is serving in such capacity prior to the meeting); or in his or her absence, by a chairman chosen at the meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9: Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the meetings are maintained in electronic form.

Section 2.10: Powers. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2.11: Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 3.1: Committees. The Board of Directors may, from time to time, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation; and unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to the DGCL.

Section 3.2: Conduct of Business. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 4.1: Generally. The officers of the Corporation shall consist of a Chief Executive Officer and/or a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman of the Board of Directors and/or Chief Financial Officer, as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal (pursuant to Section 4.9 below) or otherwise may be filled by the Board of Directors.

Section 4.2: Chairman of the Board. The Chairman of the Board shall have the power to preside at all meetings of stockholders and the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

Section 4.3: President. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and the affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to the President by the Board of Directors. The President shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

Section 4.4: Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors or the President. A Vice President may be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.5: Chief Financial Officer. Subject to the direction of the Board of Directors and the President, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of chief financial officer.

Section 4.6: Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such powers as are commonly incident to the office of treasurer, or as the Board of Directors or the President may from time to time prescribe.

Section 4.7: Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of secretary, or as the Board of Directors or the President may from time to time prescribe.

Section 4.8: Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.9: Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V

STOCK

Section 5.1: Certificates. Shares of the Company’s stock may be certificated or uncertificated, as provided under the DGCL. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3: Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by record holder of such stock, or by attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.

Section: 5.4: Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

INDEMNIFICATION

Section 6.1: Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or Reincorporated Predecessor (including any constituent corporation) as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a Reincorporated Predecessor and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. As used herein, the term “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor.

Section 6.2: Advancement of Expenses. Subject to compliance with applicable laws, regulations and rules, the Corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the DGCL then so requires, the payment of such expenses incurred by such director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion and subject to compliance with applicable laws, regulations and rules, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

Section 6.4: Indemnification Contracts. Subject to compliance with applicable laws, regulations and rules, the Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

NOTICES

Section 7.1: Notices. Except otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram, facsimile or any other means of electronic transmission permitted by Section 232 of the DGCL. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.

Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision by these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

INTERESTED DIRECTORS

Section 8.1: Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract transaction.

ARTICLE IX

MISCELLANEOUS

Section 9.1: Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.2: Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 9.3: Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.4: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.5: Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of the Bylaws (including without limitation all portions of any section of these Bylaws containing any such provisions held to be invalid, illegal, unenforceable, or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

ARTICLE X

AMENDMENTS

Section 10.1: Amendments. Stockholders of the Corporation holding a majority of the Corporation’s outstanding voting stock shall have the power to adopt, amend or repeal Bylaws of the Corporation. To the extent provided in the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

CERTIFICATION OF BYLAWS

OF

ELECTRONIC ARTS INC.

KNOW ALL THESE BY PRESENTS:

I, Stephen G. Bené, certify that I am Senior Vice President, General Counsel and Secretary of Electronic Arts Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and I certify that the attached Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated as of May 7, 2009

/S/ STEPHEN G. BENÉ
Stephen G. Bené
Senior Vice President, General Counsel and Secretary